PRESS RELEASE

Acquisitions Contact:	Financial Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480-998-3478 markengstrom@htareit.com	Kellie S. Pruitt Chief Financial Officer Healthcare Trust of America, Inc. 480-998-3478 kelliepruitt@htareit.com

Healthcare Trust of America, Inc. Completes the Acquisition of Two Medical Office Buildings in
Phoenix, Arizona

Scottsdale, Arizona (October 6, 2011) – Healthcare Trust of America, Inc. (“HTA”), a fully integrated, self-administered, self-managed real estate investment trust, announced the completed acquisition of two medical office buildings and a parking structure located in Phoenix, Arizona (“Desert Ridge Medical Campus”) for approximately $32,000,000.

The Desert Ridge Medical Campus is comprised of two Class A, three-story, multi-tenant medical office buildings and a two-level parking structure. With approximately 118,000 square feet of medical space, the Desert Ridge Medical Campus is approximately 88% occupied with a weighted average remaining lease term of approximately 5.63 years. The Desert Ridge Medical Campus has two surgery centers including Desert Ridge Outpatient Surgery, a joint venture that includes Catholic Healthcare West.

The Desert Ridge Medical Campus is located within Desert Ridge, a master-planned community that is home to Desert Ridge Marketplace, one of Arizona’s premier shopping, dining and entertainment destinations with over 110 retailers and restaurants. Desert Ridge Medical Campus is also located near three major hospital campuses including the Mayo Clinic Hospital, Scottsdale Healthcare at Thompson Peak Campus and John C. Lincoln at Deer Valley Campus.

“These are two premier Class A properties with established physician referral networks located in a highly visible, high traffic location in North Phoenix,” stated Mark D. Engstrom, Executive Vice President of Acquisitions for HTA. “This acquisition will extend HTA’s position as the largest owner of medical office buildings in Arizona with over 1.4 million square feet.”

For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a fully integrated, self-administered, self-managed real estate investment trust. Since its formation in 2006, HTA has made 79 geographically diverse acquisitions valued at approximately $2.3 billion based on purchase price, which includes 244 buildings and two other real estate-related assets. HTA’s portfolio totals approximately 11.2 million square feet and includes 220 medical office buildings, ten hospitals, nine skilled nursing and assisted living facilities and five healthcare-related office buildings located in 25 states. With average occupancy of 91%, including leases signed but not yet commenced, over half of HTA’s current annualized base rent comes from credit rated tenants. Ninety-four percent of HTA’s portfolio is strategically located on-campus or aligned with recognized healthcare systems.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to HTA.  Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.  These risks, uncertainties and contingencies include, but are not limited to, the following: our results may be impacted by, among other things, uncertainties relating to the debt and equity capital markets; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s real estate investment strategy; and other risk factors as outlined in HTA’s periodic reports, as filed with the Securities and Exchange Commission.